EXHIBIT 4.8



                                 THIRD AMENDMENT
                                 ---------------
                                       OF
                                       --
                          CHICAGO TRIBUNE TAX DEFERRED
                          ----------------------------
                         INVESTMENT PLAN FOR MACHINISTS
                         ------------------------------


                  WHEREAS, effective as of January 1, 1986, and pursuant to an agreement between Chicago Tribune Company (the "Company") and the International Association of Machinists, Local 126, the Company established the Chicago Tribune Tax Deferred Investment Plan for Machinists (the "Plan"); and

                  WHEREAS, the Plan has been amended from time to time and further amendment of the Plan is now considered desirable;

                  NOW, THEREFORE, by virtue and in exercise of the authority reserved to the Company by Section 10.1 of the Plan, the Plan be and is hereby further amended in the following particulars:

                  1. By deleting the last sentence of Paragraph 1.1(d) of the Plan, effective January 1, 1997.


                  2. By substituting the following for Paragraph 1.1(k) of the Plan, effective as of January 1, 1997:

                  "(k)     Employee:  Any Leased Employee and any individual
                           ---------
                           who is classified by the Employer or a Related Company as its common law employee for purposes of employment taxes and wage withholding for Federal incomes taxes. If an individual is not considered an Employee in accordance with the

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                           preceding phrase for a plan year,  a subsequent
                           determination by the Employer or Related Company, any governmental agency or court that the individual is a common law employee of the Employer or Related Company, even if such determination is applicable to prior years, will not have a retroactive effect for purposes of eligibility to participate in the Plan."


                  3. By substituting the following for Paragraph 1.1(q) of the Plan, effective as of January 1, 1997:

                  "(q)     Leased Employee:  Any person who is not otherwise an
                           ----------------
                           Employee and who, pursuant to an agreement between the recipient Employer and any other person (the `leasing organization'), has performed services for the Employer, or for the Employer and related persons (determined in accordance with Section 414(n)(6) of the Internal Revenue Code), under the primary direction or control by the Employer or such related persons, on a substantially full time basis for a period of at least one year; provided, that a person shall not be treated as a Leased Employee for any Plan Year if: (i) during such Plan Year, such person is covered by a money purchase pension plan maintained by the leasing organization which provides for immediate participation, full and immediate vesting, and a nonintegrated employer contribution rate of at least 10 percent of such Employee's compensation (as defined in Section 414(n) of the Internal Revenue Code), and (ii) leased employees (determined without regard to this proviso) do not constitute more than 20 percent of the Employer's nonhighly compensated workforce (as defined in Section 414(n) of the Internal Revenue Code)."

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                  4.       By substituting the following for Paragraph 1.1(x) of
the Plan, effective as of January 1, 1998:

                  "(x)     Total Compensation: The earned income, wages,
                           -------------------
                           salaries, fees for professional services, and other amounts received by a Participant for personal services actually rendered in the course of employment with the Employer or a Related Company, determined in accordance with Section 415(a)(3) of the Internal Revenue Code (including, but not limited to, commissions paid to salesmen, compensation for services based on a percentage of profits, commissions on insurance premiums, tips, and bonuses, any elective deferrals (as defined in Section 402(g)(3) of the Internal Revenue Code) and any amount contributed or deferred by the Employer or Related Companies at the Participant's election which is excludable from income under Section 125 of the Internal Revenue Code); provided that a Participant's Total Compensation taken into account for any Plan Year shall be limited to $160,000 or such greater amount as may be determined by the Commissioner of Internal Revenue for that year under
                           Section 401(a)(17) of the Internal Revenue Code. Notwithstanding the previous sentence, a Participant's Total Compensation shall not include the following:

                           (i)      except as provided above, employer
                                    contributions to a plan of deferred
                                    compensation which are not includible in the Participant's gross income for the taxable year in which contributed, employer contributions to a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any distributions from a deferred compensation plan;

                           (ii) amounts realized from the exercise of a non-qualified stock option or when

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                                    restricted stock or property held by the
                                    Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                           (iii) amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option;

                           (iv) any other amounts which received special tax benefits, or contributions made by the Participant (whether or not pursuant to a salary reduction agreement) towards the purchase of an annuity described in
                                    Section 403(b) of the Internal Revenue Code
                                    (whether or not such amounts are actually excludible from the Participant's gross income); or

                           (v)      any amounts required to be excluded under
                                    Section 415 of the Internal Revenue Code and the regulations thereunder."

                  5. By deleting Paragraphs (aa) and (bb) of Section 1.1 from the Plan, effective April 4, 1999.


                  6. By adding the following Paragraph 2.2(d) to the Plan, effective as of December 12, 1994:

                  "(d) Notwithstanding any provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code."

                                      -4-

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                  7.       By adding the following at the end of Section 3.1 of
the Plan, effective February 3, 1997:

         "Amounts by which a Participant's Compensation is reduced as a Salary Reduction Amount for any calendar month shall be paid to the Trustee as soon as practicable thereafter, but no later than the 15th business day of the next following month. The Committee shall establish a `Salary Reduction Account' on behalf of each participant who elects to have Salary Reduction Amounts contributed to the plan on his behalf. Salary Reduction Accounts shall be invested as provided in Section 5 of the Plan."


                  8. By substituting the following for Paragraph 3.3(b) of the Plan, effective as of January 1, 1997:

                  "(b)     For the purposes of this Section 3.3:

                           (i) the term `Highly Compensated Employee' for any Plan Year means any Covered Employee who:

                                    (A)     was a five percent owner of
                                            the Employer or any Related
                                            Company during the current or
                                            immediately preceding Plan
                                            Year; or

                                    (B)     received annual compensation
                                            from the Employer or any
                                            Related Company of more than
                                            $80,000 (or such greater
                                            amount as may be determined by
                                            the Commissioner of Internal
                                            Revenue) during the
                                            immediately preceding year and
                                            was

                                      -5-

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                                            in the top-paid 20% of the
                                            employees for such year.

                           (ii) the term `Average Deferral Percentage' of a group of Covered Employees for a Plan Year means the average of the deferral ratios (determined separately for each Covered Employee in such group) of (1) to (2), where (1) equals the Salary Reduction Amounts elected by and contributed on behalf of such Covered Employee for such Plan Year, and (2) equals the Covered Employee's Compensation for such Plan Year."


                  9. By substituting the following for subparagraphs 3.3(c)(i) and (ii) of the Plan, effective January 1, 1997:


                           "(i) the Average Deferral Percentage of all other Participants for the prior Plan Year multiplied by 1.25; or

                           (ii) the Average Deferral Percentage of all other Participants for the prior Plan Year multiplied by 2.0; provided that the Average Deferral Percentage of the Highly Compensated Employees for such Plan Year does not exceed that of all other Participants for the prior Plan Year by more than two percentage points."


                  10. By substituting the following for the second sentence in the paragraph following Paragraph 3.3(c)(ii) of the Plan, effective as of January 1, 1997:

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                           "If for a Plan Year the Salary Reduction Amounts made
                           on behalf of Highly Compensated Employees exceed the foregoing limitation, the Committee shall refund the excess Salary Reduction Amounts made on behalf of Highly Compensated Employees in the order of their contribution amounts beginning with the largest amount to the extent necessary to meet the foregoing limitation."


                  11. By deleting the last sentence of Section 4.6 from the Plan, effective January 1, 1999.

                  12. By adding the following at the end of Section 5.2 of the Plan, effective April 4, 1999:

         "One Investment Fund shall be designated as the `Company Stock Fund,' which shall be invested primarily in shares of common stock of Tribune Company (`Company Stock')."


                  13. By substituting the following for Section 6.3 of the Plan, effective April 4, 1999:

         "6.3     Investment of Allocated Employer Contributions

                  "For purposes of investing Employer contributions in Investment Funds pursuant to Section 5.2, Employer contributions shall be allocated to accounts as provided in Section 6.4."


                  14. By substituting the following for Section 6.4 of the Plan, effective April 4, 1999:

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         "6.4     Adjustment of Participants' Accounts

                  Each Participant's account shall be credited with his share of Employer contributions as of the date such contributions are received by the Trustee or as soon thereafter as practicable and shall be charged with the amount of any distribution or other payment as of the date such distribution or payment is made or as soon thereafter as practicable. For purposes of allocating Employer contributions to accounts, the Employer contribution shall be considered allocated to accounts as of the last day of the applicable Plan Year. For purposes of investing accounts in Investment Funds pursuant to Section 5.2, Employer contributions shall be allocated to accounts as soon as practicable after they are received by the trustee in accordance with rules established by the Committee. Each account shall be adjusted to reflect earnings, losses, appreciation and depreciation of the Investment Fund or Funds in which the account is invested, or as otherwise determined to reasonably reflect the investment of the account. Each account shall be adjusted to reflect changes in the Investment Funds in which such account is invested pursuant to Participant direction in accordance with Section 5.2. Any credit, charge or adjustment made pursuant to this Section shall be made in accordance with rules established by the Committee and applied to all Participants on a uniform and nondiscriminatory basis."


                  15. By adding the following at the end of Section 7.3 of the Plan, effective April 4, 1999:

         "All distributions to a Participant or Beneficiary shall be made in cash; provided, that a Participant or Beneficiary may, upon request filed with the Committee in such manner and at such time as the Committee may determine, elect to receive all of those amounts credited to his accounts which are invested in the Company Stock Fund in whole shares of Company Stock."


                  16. By substituting the following for Section 7.4 of the Plan, effective April 4, 1999:

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         "7.4     Amount Available for Distribution
                  ---------------------------------

                  The amount available for distribution to a Participant or his Beneficiary shall be the balance credited to the Participant's accounts as of the date the distribution is made, as determined in accordance with rules established by the Committee."


                  17. By substituting the following for Paragraph 7.5(b) of the Plan, effective as of January 1, 1997:

                  "(b) Payments to a Participant shall commence no later than the April 1 of the calendar year next following the later of the calendar year in which the participant attains age 70 1/2 or the calendar year in which the participant terminates employment with the Employer and all Related Companies (the `required commencement date'); provided, however, that the required commencement date of a Participant who is a five percent owner (as defined in Section 416 of the Internal Revenue Code) with respect to the Plan Year ending in the calendar year in which he attains age 70 1/2 shall be April 1 of the next following calendar year. Notwithstanding any other provision of the Plan to the contrary, all distributions hereunder shall be made in accordance with the minimum distribution requirements contained in Section 1.401(a)(9)-1, and the minimum distribution incidental benefit requirements contained in Section 1.401(a)(9)-2 of the proposed Treasury Regulations, or in the corresponding Sections of any final Treasury Regulations issued under Section 401(a)(9) of the Internal Revenue Code."


                  18. By substituting the following for Paragraph 7.8(b) of the Plan, effective as of January 1, 1999:


                  "(b)     Definition of Eligible Rollover Distribution.  An
                           --------------------------------------------
                           eligible rollover distribution is any distribution of all

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                           or any portion of the balance to the credit of the
                           distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Internal Revenue Code; any distribution that is a hardship distribution (as described in Section 401(k)(2)(B)(i)(IV) of the Internal Revenue Code); and that portion of any distribution that is not includible in gross income."


                  19. By substituting "Committee" for "Administrative Committee" and "Investment Committee" wherever either of the latter two phrases appears in Sections 8.4 and 8.5 of the Plan and by adding the following at the end of Sections 8.1 and 8.2 of the Plan, effective as of January 1, 1996:

         "The Administrative Committee and the Investment Committee have been combined into one Committee which, as of January 1, 1996, is known as the Tribune Company Employee Benefits Committee and is referred to herein as the Committee. The Committee has all of the functions, duties, right and responsibilities formerly entrusted to the Administrative and Investment Committees."


                  20. By substituting the following for Paragraph 9.1(a)(i) of the Plan, effective as of January 1, 1995:

                           "(i) $30,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue for

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                                    the calendar year which begins with
                                    or within that Plan Year); or"


                  21. By adding the following at the end of Paragraph 9.1(c) of the Plan, ffective January 1, 2000:

         "The provisions of this Paragraph 9.1(c) shall not be effective for any Plan Year beginning after December 31, 1999."


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